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                                                                   EXHIBIT 11
                       BEAZER HOMES USA, INC.
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                    Three                          Six
                                                                 Months Ended                  Months Ended
                                                                   March 31,                     March 31,
                                                           -------------------------      -------------------------
                                                              1996          1995             1996          1995
                                                           -------------------------      -------------------------
Primary:
  Earnings
    Net income                                              $   3,663     $   1,485        $   6,563     $   3,618
    Less: Dividends on preferred shares (a)                     1,000            --            2,000            --
                                                            ---------     ---------        ---------     ---------

    Net income applicable to common shares                  $   2,663     $   1,485        $   4,563     $   3,618
                                                            =========     =========        =========     =========

  Shares
    Weighted average number of unrestricted
      common shares outstanding                             6,376,100     9,125,367        6,376,100     9,125,367
    Weighted average number of restricted
      common shares outstanding, net                           91,973       182,683           89,093       133,514
    Dilutive effect of outstanding options as determined
      by the application of the treasury stock method          19,054            --           20,258            --
                                                            ---------     ---------        ---------     ---------


    Weighted average number of shares outstanding,
      as adjusted                                           6,487,127     9,308,050        6,485,451     9,258,881
                                                            =========     =========        =========     =========

  Primary net income per share                                  $0.41         $0.16            $0.70         $0.39
                                                            =========     =========        =========     =========


Fully-diluted:
  Earnings
    Net income                                              $   3,663     $   1,485        $   6,563     $   3,618
                                                            =========     =========        =========     =========

  Shares
    Weighted average number of unrestricted
      common shares outstanding                             6,376,100     9,125,367        6,376,100     9,125,367
    Weighted average number of restricted
      common shares outstanding, net                           91,973       182,683           89,093       133,514
    Dilutive effect of outstanding options as determined       19,054            --           20,258            --
      by the application of the treasury stock method
    Assumed conversion of preferred stock (a)               2,624,672            --        2,624,672            --
                                                            ---------     ---------        ---------     ---------

    Weighted average number of shares outstanding,
      as adjusted                                           9,111,799     9,308,050        9,110,123     9,258,881
                                                            =========     =========        =========     =========

  Net income per share assuming full dilution                   $0.40         $0.16            $0.72(b)       $0.39
                                                            =========     =========        =========     =========
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_________________

(a) The Company's Series A Cumulative Convertible Exchangeable Preferred Stock (2,000,000 shares of $50,000,000 aggregate liquidation preference, convertible into 2,624,672 shares of common stock).
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.